Exhibit 10.3
NEENAH ENTERPRISES, INC. MANAGEMENT EQUITY INCENTIVE PLAN
DIRECTORS RESTRICTED STOCK UNIT AGREEMENT
     This Agreement (the “Agreement”) is made as of                     , 2008 by and between Neenah Enterprises, Inc., a Delaware corporation (the “Company”), and                      (the “Director”).
I AWARD OF RESTRICTED STOCK UNITS
     1.01 Grant of Restricted Stock Units. This Award applies to ___ shares of Common Stock that will be reflected in a book account maintained by the Company until they have been distributed following Director’s termination of service (the “Restricted Stock Units”). This Award is granted pursuant to the terms of the Neenah Enterprises, Inc. Management Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
     1.02 Distribution of Restricted Stock Units. The Restricted Stock Units granted under this Agreement shall be fully vested upon grant. The Restricted Stock Units shall be distributed to Director within sixty (60) days following the date Director ceases to be a member of the Board. The Company shall deliver to the Director one Share for each Restricted Stock Unit.
II RIGHTS PRIOR TO DISTRIBUTION
     2.01 No Voting, Dividend Rights. The Director will not have any right to vote the Restricted Stock Units or to receive credit for cash dividends prior to distribution.
     2.02 Units are not Transferable. The Director shall not be deemed a stockholder of the Company with respect to any of the Restricted Stock Units prior to distribution. The Restricted Stock Units may not be sold, assigned, pledged, encumbered or otherwise transferred.
III OTHER PROVISIONS
     3.01 Not a Retention Agreement. This Agreement does not confer upon Director any right to continuation of service in any capacity by the Company and does not constitute a service agreement of any kind.
     3.02 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.
     3.03 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE COMPANY: NEENAH ENTERPRISES, INC.

By: Print Name: Title:

DIRECTOR:

Signature:
Print Name:

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